Exhibit 99.1

Arisz Acquisition Corp. Announces Extension of Deadline to Complete Business Combination

New York, NY, October 20, 2023 (GLOBE NEWSWIRE) -- Arisz Acquisition Corp. (NASDAQ: ARIZ (“Arisz” or the “Company”), a special purpose acquisition company, announced today that Arisz Investments LLC, the Company's initial public offering sponsor, has timely deposited into the Company's trust account, an aggregate of $120,000, in order to extend the period of time the Company has to complete a business combination for an additional one (1) month period, from October 22, 2023 to November 22, 2023 (the “Extension”). The Extension is the sixth of up to nine (9) one-month extensions permitted under the May 12, 2023 amendment to the Amended and Restated Certificate of Incorporation of Arisz Acquisition Corp. The Extension provides Arisz with additional time to complete its proposed business combination with Finfront Holding Company (“BitFuFu”).

Important Notice Regarding Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended. Statements that are not historical facts, including statements about the pending transactions described above, and the parties’ perspectives and expectations, are forward-looking statements. Such statements include, but are not limited to, statements regarding the proposed transaction, including the anticipated initial enterprise value and post-closing equity value, the benefits of the proposed transaction, integration plans, expected synergies and revenue opportunities, anticipated future financial and operating performance and results, including estimates for growth, the expected management and governance of the combined company, and the expected timing of the transactions. The words “expect,” “believe,” “estimate,” “intend,” “plan” and similar expressions indicate forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to various risks and uncertainties, assumptions (including assumptions about general economic, market, industry and operational factors), known or unknown, which could cause the actual results to vary materially from those indicated or anticipated.

Such risks and uncertainties include, but are not limited to: (i) risks related to the expected timing and likelihood of completion of the pending transaction, including the risk that the transaction may not close due to one or more closing conditions to the transaction not being satisfied or waived, such as regulatory approvals not being obtained, on a timely basis or otherwise, or that a governmental entity prohibited, delayed or refused to grant approval for the consummation of the transaction or required certain conditions, limitations or restrictions in connection with such approvals; (ii) risks related to the ability of Arisz and the BitFuFu to successfully integrate the businesses; (iii) the occurrence of any event, change or other circumstances that could give rise to the termination of the applicable transaction agreements; (iv) the risk that there may be a material adverse change with respect to the financial position, performance, operations or prospects of the BitFuFu or Arisz; (v) risks related to disruption of management time from ongoing business operations due to the proposed transaction; (vi) the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Arisz’s securities; (vii) the risk that the proposed transaction and its announcement could have an adverse effect on the ability of BitFuFu to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on their operating results and businesses generally; (viii) the risk that the combined company may be unable to achieve cost-cutting synergies or it may take longer than expected to achieve those synergies; and (ix) risks associated with the financing of the proposed transaction. A further list and description of risks and uncertainties can be found in the Prospectus dated November 17, 2021 relating Arisz’s initial public offering and in the Registration Statement and proxy statement that will be filed with the SEC by Arisz and/or its subsidiary in connection with the proposed transactions, and other documents that the parties may file or furnish with the SEC, which you are encouraged to read. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements relate only to the date they were made, and Arisz, BitFuFu and their subsidiaries undertake no obligation to update forward-looking statements to reflect events or circumstances after the date they were made except as required by law or applicable regulation.

Additional Information and Where to Find It

In connection with the transaction described herein, Arisz and and/or its subsidiary will file relevant materials with the Securities and Exchange Commission (the “SEC”), including the Registration Statement on Form S-4 or Form F-4 and a proxy statement (the “Registration Statement”). The proxy statement and a proxy card will be mailed to stockholders as of a record date to be established for voting at the stockholders’ meeting of Arisz stockholders relating to the proposed transactions. Stockholders will also be able to obtain a copy of the Registration Statement and proxy statement without charge from Arisz. The Registration Statement and proxy statement, once available, may also be obtained without charge at the SEC’s website at www.sec.gov or by writing to Arisz at 199 Water Street, 31st Floor, New York, NY 10038. INVESTORS AND SECURITY HOLDERS OF ARISZ ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTIONS THAT ARISZ WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ARISZ, BITFUFU AND THE TRANSACTIONS.

Participants in Solicitation

Arisz, BitFuFu and certain shareholders of Arisz, and their respective directors, executive officers and employees and other persons may be deemed to be participants in the solicitation of proxies from the holders of Arisz common stock in respect of the proposed transaction. Information about Arisz’s directors and executive officers and their ownership of Arisz common stock is set forth in the Prospectus dated November 17, 2021 and filed with the SEC. Other information regarding the interests of the participants in the proxy solicitation will be included in the proxy statement pertaining to the proposed transaction when it becomes available. These documents can be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This press release not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the transactions described above and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of Arisz or BitFuFu, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Arisz Acquisition Corp.
Arisz Investor Relations
ir@ariszacquisition.com